DENNY’S CORPORATION REPORTS RESULTS FOR SECOND QUARTER 2025

SPARTANBURG, S.C., August 4, 2025 - Denny’s Corporation (the "Company") (NASDAQ: DENN), owner and operator of Denny's Inc. ("Denny's") and Keke's Inc. ("Keke's") today reported results for its second quarter ended June 25, 2025 and provided a business update on the Company’s operations.

Kelli Valade, Chief Executive Officer, stated, "I am incredibly proud of our teams and franchisees for their unwavering commitment to delivering on our strategic initiatives amid shifting consumer trends. We have continued to stay nimble, innovate, and meet the guests where they are. For Denny’s, this meant innovating its value platform, leaning into its off-premises strength, and optimizing the franchise system, while Keke’s expanded its portfolio 7% year-to-date, launched its first ever system-wide promotion, and continued to steal share from its competitive set. Despite near-term choppiness, we are focused on what is within our control which also resulted in corporate administrative expense savings of approximately 3.5% compared to the prior year quarter, and refranchising three Keke’s company cafes with more on the horizon. We will continue to be agile and are committed to delivering shareholder value through balanced investments and returning to share repurchases in a meaningful way."

Second Quarter 2025 Highlights

•Total operating revenue was $117.7 million and total operating income was $8.6 million.
•Denny's domestic system-wide same-restaurant sales** were (1.3%) compared to the prior year quarter.
•Keke's domestic system-wide same-restaurant sales** increased 4.0% compared to the prior year quarter.
•Denny's opened three franchised restaurants.
•Denny's completed 14 remodels, including five at company restaurants.
•Keke's opened eight new cafes, including four franchised locations.
•Keke's refranchised three company cafes in Florida.
•Adjusted franchise operating margin* was $30.0 million, or 50.7% of franchise and license revenue, and adjusted company restaurant operating margin* was $6.7 million, or 11.5% of company restaurant sales.
•Net income was $2.5 million, or $0.05 per diluted share.
•Adjusted net income* and adjusted net income per share* were $4.8 million and $0.09, respectively.
•Adjusted EBITDA* was $18.8 million.

Second Quarter 2025 Results

Total operating revenue was $117.7 million compared to $115.9 million for the prior year quarter. This increase was primarily driven by additional Keke's company equivalent units and partially offset by the Company's previously communicated strategy to intentionally close lower volume Denny's franchised restaurants to improve the overall health of the brand.

Franchise and license revenue was $59.3 million compared to $61.6 million for the prior year quarter. This change was primarily due to fewer Denny's franchise equivalent units and softer Denny's same-restaurant sales**.

Company restaurant sales were $58.4 million compared to $54.3 million for the prior year quarter. This increase was primarily driven by additional Keke's equivalent units.

Adjusted franchise operating margin* was $30.0 million, or 50.7% of franchise and license revenue, compared to $30.8 million, or 50.0% for the prior year quarter. This margin change was primarily due to fewer Denny's equivalent units and softer Denny's same-restaurant sales**.

Adjusted company restaurant operating margin* was $6.7 million, or 11.5% of company restaurant sales, compared to $6.9 million, or 12.7% for the prior year quarter. This margin change was primarily due to increased product costs due to higher egg prices, investments in marketing and inefficiencies associated with new cafe openings.

Total general and administrative expenses were $21.4 million compared to $20.5 million in the prior year quarter. This change was primarily due to additional incentive compensation, along with additional share-based compensation and deferred compensation valuation adjustments, neither of which affect Adjusted EBITDA*. These impacts were partially offset by corporate administrative expenses savings of approximately $0.6 million, or a reduction of approximately 3.5% compared to the prior year quarter.

The provision for income taxes was $1.3 million, reflecting an effective tax rate of 34.3% for the current quarter, compared to $1.2 million and an effective tax rate of 25.1% in the prior year quarter. The higher effective income tax rate for the current quarter included discrete items related to share-based compensation which were not comparable to the prior year quarter.

Net income was $2.5 million, or $0.05 per diluted share. Adjusted net income* was $4.8 million, or $0.09 per diluted share.

The Company ended the quarter with $278.6 million of total debt outstanding, including $268.6 million of borrowings under its credit facility.

Capital Allocation

The Company invested $7.3 million in cash capital expenditures during the current quarter, which included Keke's new cafe development and Denny's company restaurant remodels. In addition, the Company invested $4.1 million to complete the acquisition of five Keke's cafes the Company assumed operation of during the first quarter and the strategic acquisition of a Denny's franchise restaurant in one of the Company's core markets, Texas.

The Company also allocated $0.6 million to share repurchases during the current quarter resulting in approximately $87.6 million remaining under its existing repurchase authorization.

Business Outlook

The following full year 2025 (53 operating weeks) expectations reflect management's expectation that recent shifts in consumer sentiment due to macro events will moderate over time.

•Denny's domestic system-wide same-restaurant sales** between (2.0%) and 1.0%.
•Consolidated restaurant openings of 25 to 40.
•Consolidated restaurant closures between 70 and 90.
•Commodity inflation between 3.0% and 5.0%.
•Labor inflation between 2.5% and 3.5%.
•Total general and administrative expenses between $80 million and $85 million, inclusive of:
◦Corporate and administrative expenses between $60 million and $62 million, including approximately $1 million related to the 53rd week;
◦Incentive compensation between $6 million and $9 million; and,
◦Approximately $14 million related to share-based compensation expense which does not impact Adjusted EBITDA*.
•Adjusted EBITDA* between $80 million and $85 million, inclusive of approximately $2 million related to the 53rd week.
•Share repurchases between $15 million and $25 million.

*    Please refer to the Reconciliation of Net Income to Non-GAAP Financial Measures, as well as the Reconciliation of Operating Income to Non-GAAP Financial Measures included in the tables below. The Company is not able to reconcile the forward-looking non-GAAP estimate set forth above to its most directly comparable U.S. generally accepted accounting principles (GAAP) estimates without unreasonable efforts because it is unable to predict, forecast or determine the probable significance of the items impacting these estimates, including gains, losses and other charges, with a reasonable degree of accuracy. Accordingly, the most directly comparable forward-looking GAAP estimate is not provided.

**     Same-restaurant sales include sales at company restaurants and non-consolidated franchised and licensed restaurants that were open during the comparable periods noted. Total operating revenue is limited to company restaurant sales and royalties, advertising revenue, initial and other fees and occupancy revenue from non-consolidated franchised and licensed restaurants. Accordingly, domestic franchise same-restaurant sales and domestic system-wide same-restaurant sales should be considered as a supplement to, not a substitute for, the Company's results as reported under GAAP.

Conference Call and Webcast Information

The Company will provide further commentary on the results for the second quarter ended June 25, 2025 on a webcast today, Monday, August 4, 2025, at 4:30 p.m. Eastern Time. Interested parties are invited to listen to the webcast accessible through the Company's investor relations website at investor.dennys.com.

About Denny's Corporation

Denny’s Corporation is one of America’s largest full-service restaurant chains based on number of restaurants. As of June 25, 2025, the Company consisted of 1,558 restaurants, 1,474 of which were franchised and licensed restaurants and 84 of which were company operated.

The Company consists of the Denny’s brand and the Keke’s brand. As of June 25, 2025, the Denny's brand consisted of 1,484 global restaurants, 1,422 of which were franchised and licensed restaurants and 62 of which were company operated. As of June 25, 2025, the Keke's brand consisted of 74 restaurants, 52 of which were franchised restaurants and 22 of which were company operated.

For further information on Denny's Corporation, including news releases, links to SEC filings, and other financial information, please visit investor.dennys.com.

Non-GAAP Definition Changes

The Company has evolved its definition of non-GAAP financial measures to provide more clarity and comparability relative to peers. Denny's Corporation management uses certain non-GAAP measures in analyzing operating performance and believes that the presentation of these measures provides investors and analysts with information that is beneficial to gaining an understanding of the Company's financial results. Non-GAAP disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP.

The Company excludes certain legal settlement expenses not considered to be normal and recurring, pre-opening expenses, and other items management does not consider in the evaluation of its ongoing core operating performance from adjusted operating margin*, adjusted net income*, adjusted net income per share*, and adjusted EBITDA*. In addition, the Company no longer deducts cash payments for restructuring and exit costs, or cash payments for share-based compensation from Adjusted EBITDA*.

Reconciliations of these non-GAAP measures are included in the tables of this press release and a recast of historical non-GAAP financial measures can be found on the Company's website, or its most recent investor presentation.

Cautionary Language Regarding Forward-Looking Statements

The Company urges caution in considering its current trends and any outlook on earnings disclosed in this press release. In addition, certain matters discussed in this release may constitute forward-looking statements. These forward-looking statements, which reflect management's best judgment based on factors currently known, are intended to speak only as of the date such statements are made and involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries, and underlying restaurants to be materially different from the performance indicated or implied by such statements. Words such as “expect”, “anticipate”, “believe”, “intend”, “plan”, “hope”, "will", and variations of such words and similar expressions are intended to identify such forward-looking statements. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events. Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others: economic, public health and political conditions that impact consumer confidence and spending, commodity and labor inflation; the potential impacts of tariffs; the ability to effectively staff restaurants and support personnel; the Company's ability to maintain adequate levels of liquidity for its cash needs, including debt obligations, payment of dividends, planned share repurchases and capital expenditures as well as the ability of its customers, suppliers, franchisees and lenders to access sources of liquidity to provide for their own cash needs; competitive pressures from within the restaurant industry; the level of success of the Company’s operating initiatives and advertising and promotional efforts; adverse publicity; health concerns arising from food-related pandemics, outbreaks of flu viruses or other diseases; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy (including with regard to energy costs), particularly at the retail level; political environment and geopolitical events (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports and other filings, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 25, 2024 (and in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K).

Investor Contact:    877-784-7167

Media Contact:    864-597-8005

DENNY’S CORPORATION
Consolidated Balance Sheets
(Unaudited)

($ in thousands)	6/25/25	12/25/24
Assets
Current assets
Cash and cash equivalents	$1,166	$1,698
Investments	—	1,106
Receivables, net	19,074	24,433
Inventories	2,129	1,747
Assets held for sale	1,096	381
Prepaid and other current assets	8,866	10,628
Total current assets	32,331	39,993
Property, net	118,601	111,417
Finance lease right-of-use assets, net	5,695	6,200
Operating lease right-of-use assets, net	126,457	124,738
Goodwill	68,526	66,357
Intangible assets, net	89,630	91,739
Deferred financing costs, net	748	1,066
Other noncurrent assets	49,162	54,764
Total assets	$491,150	$496,274

Liabilities
Current liabilities
Current finance lease liabilities	$1,306	$1,284
Current operating lease liabilities	16,676	15,487
Accounts payable	16,299	19,985
Other current liabilities	53,701	58,842
Total current liabilities	87,982	95,598
Long-term liabilities
Long-term debt	268,600	261,300
Noncurrent finance lease liabilities	8,729	9,284
Noncurrent operating lease liabilities	122,108	120,841
Liability for insurance claims, less current portion	5,750	5,866
Deferred income taxes, net	6,276	9,964
Other noncurrent liabilities	26,284	27,446
Total long-term liabilities	437,747	434,701
Total liabilities	525,729	530,299

Shareholders' deficit
Common stock	519	513
Paid-in capital	4,175	—
Deficit	297	(2,499)
Accumulated other comprehensive loss, net	(37,975)	(32,039)
Treasury stock	(1,595)	—
Total shareholders' deficit	(34,579)	(34,025)
Total liabilities and shareholders' deficit	$491,150	$496,274

Debt Balances
Credit facility revolver due 2026	$268,600	$261,300
Finance lease liabilities	10,035	10,568
Total debt	$278,635	$271,868

DENNY’S CORPORATION
Condensed Consolidated Statements of Income
(Unaudited)

	Quarter Ended
($ in thousands, except per share amounts)	6/25/25	6/26/24
Revenue:
Company restaurant sales	$58,395	$54,348
Franchise and license revenue	59,262	61,579
Total operating revenue	117,657	115,927
Costs of company restaurant sales, excluding depreciation and amortization	52,345	47,578
Costs of franchise and license revenue, excluding depreciation and amortization	29,217	33,428
General and administrative expenses	21,445	20,486
Depreciation and amortization	4,378	3,735
Goodwill impairment charges	—	20
Operating (gains), losses and other charges, net	1,700	1,565
Total operating costs and expenses, net	109,085	106,812
Operating income	8,572	9,115
Interest expense, net	5,374	4,573
Other nonoperating income, net	(563)	(224)
Income before income taxes	3,761	4,766
Provision for income taxes	1,291	1,198
Net income	$2,470	$3,568

Net income per share - basic	$0.05	$0.07
Net income per share - diluted	$0.05	$0.07

Basic weighted average shares outstanding	52,059	52,689
Diluted weighted average shares outstanding	52,131	52,787

Comprehensive income (loss)	$(157)	$4,602

General and Administrative Expenses
Corporate administrative expenses	$15,226	$15,776
Share-based compensation	2,982	2,624
Incentive compensation	2,759	1,898
Deferred compensation valuation adjustments	478	188
Total general and administrative expenses	$21,445	$20,486

DENNY’S CORPORATION
Condensed Consolidated Statements of Income
(Unaudited)

	Two Quarters Ended
($ in thousands, except per share amounts)	6/25/25	6/26/24
Revenue:
Company restaurant sales	$112,295	$106,690
Franchise and license revenue	116,999	119,211
Total operating revenue	229,294	225,901
Costs of company restaurant sales, excluding depreciation and amortization	102,370	95,696
Costs of franchise and license revenue, excluding depreciation and amortization	57,571	60,802
General and administrative expenses	41,475	41,708
Depreciation and amortization	8,485	7,316
Goodwill impairment charges	—	20
Operating (gains), losses and other charges, net	5,611	1,238
Total operating costs and expenses, net	215,512	206,780
Operating income	13,782	19,121
Interest expense, net	9,802	8,993
Other nonoperating income, net	(401)	(861)
Income before income taxes	4,381	10,989
Provision for income taxes	1,585	2,730
Net income	$2,796	$8,259

Net income per share - basic	$0.05	$0.16
Net income per share - diluted	$0.05	$0.16

Basic weighted average shares outstanding	52,191	52,879
Diluted weighted average shares outstanding	52,294	53,002

Comprehensive income (loss)	$(3,140)	$15,457

General and Administrative Expenses
Corporate administrative expenses	$30,470	$30,968
Share-based compensation	5,767	5,400
Incentive compensation	5,016	4,421
Deferred compensation valuation adjustments	222	919
Total general and administrative expenses	$41,475	$41,708

DENNY’S CORPORATION
Reconciliation of Net Income to Non-GAAP Financial Measures
(Unaudited)

The Company believes that, in addition to GAAP measures, certain non-GAAP financial measures are useful information to investors and analysts to assist in the evaluation of operating performance on a period-to-period basis. However, non-GAAP measures should be considered as a supplement to, not a substitute for, operating income, net income, and net income per share, or other financial performance measures prepared in accordance with GAAP. The Company uses adjusted EBITDA, adjusted net income and adjusted net income per share internally as performance measures for planning purposes, including the preparation of annual operating budgets, and for compensation purposes, including incentive compensation for certain employees. These non-GAAP measures are adjusted for certain items the Company does not consider in the evaluation of its ongoing core operating performance. These adjustments are either non-recurring in nature or vary from period to period without correlation to the Company's ongoing core operating performance.

	Quarter Ended		Two Quarters Ended
($ in thousands, except per share amounts)	6/25/25	6/26/24	6/25/25	6/26/24
Net income	$2,470	$3,568	$2,796	$8,259
Provision for income taxes	1,291	1,198	1,585	2,730
Goodwill impairment charges	—	20	—	20
Operating (gains), losses and other charges, net	1,700	1,565	5,611	1,238
Other nonoperating income, net	(563)	(224)	(401)	(861)
Share-based compensation expense	2,982	2,624	5,767	5,400
Deferred compensation plan valuation adjustments	478	188	222	919
Interest expense, net	5,374	4,573	9,802	8,993
Depreciation and amortization	4,378	3,735	8,485	7,316
Non-recurring legal settlement expenses	—	(38)	318	2,175
Pre-opening expenses	645	191	1,354	557
Other adjustments (1)	32	2,640	63	2,640
Adjusted EBITDA	$18,787	$20,040	$35,602	$39,386

Net income	$2,470	$3,568	$2,796	$8,259
Losses and amortization on interest rate swap derivatives, net	879	167	1,138	308
Goodwill impairment charges	—	20	—	20
Operating (gains), losses and other charges, net	1,700	1,565	5,611	1,238
Non-recurring legal settlement expenses	—	(38)	318	2,175
Pre-opening expenses	645	191	1,354	557
Other adjustments (1)	32	2,640	63	2,640
Tax effect (2)	(932)	(1,127)	(2,291)	(1,721)
Adjusted net income	$4,794	$6,986	$8,989	$13,476

Diluted weighted average shares outstanding	52,131	52,787	52,294	53,002

Net income per share - diluted	$0.05	$0.07	$0.05	$0.16
Adjustments per share	0.04	0.06	0.12	0.09
Adjusted net income per share	$0.09	$0.13	$0.17	$0.25

(1)	Other adjustments for the quarter and year-to-date period ended June 25, 2025 include leadership transition costs. Other adjustments for the quarter and year-to-date period ended June 26, 2024 include a distribution to franchisees related to a review of advertising costs.
(2)	Tax adjustments for the quarter and year-to-date period ended June 25, 2025 reflect effective tax rates of 28.6% and 27.0%, respectively. Tax adjustments for the quarter and year-to-date period ended June 26, 2024 reflect effective tax rates of 24.8%.

DENNY’S CORPORATION
Reconciliation of Operating Income to Non-GAAP Financial Measures
(Unaudited)

The Company believes that, in addition to GAAP measures, certain other non-GAAP financial measures are useful information to investors and analysts to assist in the evaluation of restaurant-level operating efficiency and performance of ongoing restaurant-level operations. However, non-GAAP measures should be considered as a supplement to, not a substitute for, operating income, net income, and net income per share, or other financial performance measures prepared in accordance with GAAP. The Company uses restaurant-level operating margin, company restaurant operating margin and franchise operating margin internally as performance measures for planning purposes, including the preparation of annual operating budgets, and for compensation purposes, including incentive compensation for certain employees.

Restaurant-level operating margin is the total of company restaurant operating margin and franchise operating margin and excludes: (i) general and administrative expenses, which include primarily non-restaurant-level costs associated with support of company and franchised restaurants and other activities at their corporate office; (ii) depreciation and amortization expense, substantially all of which is related to company restaurant-level assets, because such expenses represent historical sunk costs which do not reflect current cash outlays for the restaurants; (iii) special items, included within operating (gains), losses and other charges, net, to provide investors with a clearer perspective of its ongoing operating performance and a more relevant comparison to prior period results.

Company restaurant operating margin is defined as company restaurant sales less costs of company restaurant sales (which include product costs, company restaurant level payroll and benefits, occupancy costs, and other operating costs including utilities, repairs and maintenance, marketing and other expenses) and presents it as a percent of company restaurant sales. Adjusted company operating restaurant margin is defined as company restaurant operating margin less certain items such as legal settlement expenses, pre-opening expenses, and other items the Company does not consider in the evaluation of its ongoing core operating performance.

Franchise operating margin is defined as franchise and license revenue (which includes franchise royalties and other non-food and beverage revenue streams such as initial franchise and other fees, advertising revenue and occupancy revenue) less costs of franchise and license revenue and presents it as a percent of franchise and license revenue. Adjusted franchise operating margin is defined as franchise operating margin less certain items the Company does not consider in the evaluation of its ongoing core operating performance.

Adjusted restaurant-level operating margin is the total of adjusted company restaurant operating margin and adjusted franchise operating margin and is defined as restaurant-level operating margin adjusted for certain items the Company does not consider in the evaluation of its ongoing core operating performance. These adjustments are either non-recurring in nature or vary from period to period without correlation to the Company's ongoing core operating performance.

	Quarter Ended		Two Quarters Ended
($ in thousands)	6/25/25	6/26/24	6/25/25	6/26/24
Operating income	$8,572	$9,115	$13,782	$19,121
General and administrative expenses	21,445	20,486	41,475	41,708
Depreciation and amortization	4,378	3,735	8,485	7,316
Goodwill impairment charges	—	20	—	20
Operating (gains), losses and other charges, net	1,700	1,565	5,611	1,238
Restaurant-level operating margin	$36,095	$34,921	$69,353	$69,403

Restaurant-level operating margin consists of:
Company restaurant operating margin (1)	$6,050	$6,770	$9,925	$10,994
Franchise operating margin (2)	30,045	28,151	59,428	58,409
Restaurant-level operating margin	$36,095	$34,921	$69,353	$69,403
Adjustments (3)	645	2,793	1,672	5,372
Adjusted restaurant-level operating margin	$36,740	$37,714	$71,025	$74,775

(1)	Company restaurant operating margin is calculated as operating income plus general and administrative expenses; depreciation and amortization; operating (gains), losses and other charges, net; and costs of franchise and license revenue, excluding depreciation and amortization; less franchise and license revenue.
(2)	Franchise operating margin is calculated as operating income plus general and administrative expenses; depreciation and amortization; operating (gains), losses and other charges, net; and costs of company restaurant sales, excluding depreciation and amortization; less company restaurant sales.
(3)	Adjustments include non-recurring legal settlement expenses, pre-opening costs, and other adjustments the Company does not consider in the evaluation of its ongoing core operating performance. Adjustments for the quarter and year-to-date period ended June 26, 2024 include a $2.6 million distribution to franchisees related to a review of advertising costs.

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Quarter Ended
($ in thousands)	6/25/25		6/26/24
Company restaurant operations: (1)
Company restaurant sales	$58,395	100.0%	$54,348	100.0%
Costs of company restaurant sales, excluding depreciation and amortization:
Product costs	15,086	25.8%	13,632	25.1%
Payroll and benefits	21,869	37.5%	20,493	37.7%
Occupancy	5,181	8.9%	4,671	8.6%
Other operating costs:
Utilities	1,829	3.1%	1,695	3.1%
Repairs and maintenance	847	1.5%	1,008	1.9%
Marketing	2,386	4.1%	1,876	3.5%
Legal settlements	391	0.7%	208	0.4%
Pre-opening costs	645	1.1%	191	0.4%
Other direct costs	4,111	7.0%	3,804	7.0%
Total costs of company restaurant sales, excluding depreciation and amortization	$52,345	89.6%	$47,578	87.5%
Company restaurant operating margin (non-GAAP) (2)	$6,050	10.4%	$6,770	12.5%
Adjustments (3)	645	1.1%	153	0.3%
Adjusted company restaurant operating margin (non-GAAP) (2)	$6,695	11.5%	$6,923	12.7%

Franchise operations: (4)
Franchise and license revenue:
Royalties	$29,091	49.1%	$30,014	48.7%
Advertising revenue	19,490	32.9%	20,788	33.8%
Initial and other fees	2,804	4.7%	2,448	4.0%
Occupancy revenue	7,877	13.3%	8,329	13.5%
Total franchise and license revenue	$59,262	100.0%	$61,579	100.0%

Costs of franchise and license revenue, excluding depreciation and amortization:
Advertising costs	$19,490	32.9%	$20,788	33.8%
Occupancy costs	4,872	8.2%	5,094	8.3%
Other direct costs	4,855	8.2%	7,546	12.3%
Total costs of franchise and license revenue, excluding depreciation and amortization	$29,217	49.3%	$33,428	54.3%
Franchise operating margin (non-GAAP) (2)	$30,045	50.7%	$28,151	45.7%
Adjustments (3)	—	—%	2,640	4.3%
Adjusted franchise operating margin (non-GAAP) (2)	$30,045	50.7%	$30,791	50.0%

Total operating revenue (5)	$117,657	100.0%	$115,927	100.0%
Total costs of operating revenue (5)	81,562	69.3%	81,006	69.9%
Restaurant-level operating margin (non-GAAP) (5)	$36,095	30.7%	$34,921	30.1%

(1)	As a percentage of company restaurant sales.
(2)	Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin and adjusted operating margin are considered non-GAAP financial measures and should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with GAAP.
(3)	Adjustments include non-recurring legal settlement expenses, pre-opening costs, and other adjustments the Company does not consider in the evaluation of its ongoing core operating performance. Adjustments for the quarter ended June 26, 2024 include a $2.6 million distribution to franchisees related to a review of advertising costs.
(4)	As a percentage of franchise and license revenue.
(5)	As a percentage of total operating revenue.

DENNY’S CORPORATION
Operating Margins
(Unaudited)

	Two Quarters Ended
($ in thousands)	6/25/25		6/26/24
Company restaurant operations: (1)
Company restaurant sales	$112,295	100.0%	$106,690	100.0%
Costs of company restaurant sales, excluding depreciation and amortization:
Product costs	29,297	26.1%	26,943	25.3%
Payroll and benefits	42,965	38.3%	40,967	38.4%
Occupancy	10,240	9.1%	9,244	8.7%
Other operating costs:
Utilities	3,523	3.1%	3,350	3.1%
Repairs and maintenance	1,683	1.5%	2,013	1.9%
Marketing	4,414	3.9%	3,480	3.3%
Legal settlements	796	0.7%	1,657	1.6%
Pre-opening costs	1,354	1.2%	557	0.5%
Other direct costs	8,098	7.2%	7,485	7.0%
Total costs of company restaurant sales, excluding depreciation and amortization	$102,370	91.2%	$95,696	89.7%
Company restaurant operating margin (non-GAAP) (2)	$9,925	8.8%	$10,994	10.3%
Adjustments (3)	1,672	1.5%	2,732	2.6%
Adjusted company restaurant operating margin (non-GAAP) (2)	$11,597	10.3%	$13,726	12.9%

Franchise operations: (4)
Franchise and license revenue:
Royalties	$56,928	48.7%	$59,320	49.7%
Advertising revenue	38,563	33.0%	38,926	32.7%
Initial and other fees	5,678	4.9%	4,264	3.6%
Occupancy revenue	15,830	13.5%	16,701	14.0%
Total franchise and license revenue	$116,999	100.0%	$119,211	100.0%

Costs of franchise and license revenue, excluding depreciation and amortization:
Advertising costs	$38,563	33.0%	$38,926	32.7%
Occupancy costs	9,805	8.4%	10,226	8.6%
Other direct costs	9,203	7.9%	11,650	9.8%
Total costs of franchise and license revenue, excluding depreciation and amortization	$57,571	49.2%	$60,802	51.0%
Franchise operating margin (non-GAAP) (2)	$59,428	50.8%	$58,409	49.0%
Adjustments (3)	—	—%	2,640	2.2%
Adjusted franchise operating margin (non-GAAP) (2)	$59,428	50.8%	$61,049	51.2%

Total operating revenue (5)	$229,294	100.0%	$225,901	100.0%
Total costs of operating revenue (5)	159,941	69.8%	156,498	69.3%
Restaurant-level operating margin (non-GAAP) (5)	$69,353	30.2%	$69,403	30.7%

(1)		As a percentage of company restaurant sales.
(2)		Other operating expenses such as general and administrative expenses and depreciation and amortization relate to both company and franchise operations and are not allocated to costs of company restaurant sales and costs of franchise and license revenue. As such, operating margin and adjusted operating margin are considered non-GAAP financial measures and should be considered as a supplement to, not as a substitute for, operating income, net income or other financial measures prepared in accordance with GAAP.
(3)		Adjustments include non-recurring legal settlement expenses, pre-opening costs, and other adjustments the Company does not consider in the evaluation of its ongoing core operating performance. Adjustments for the year-to-date period ended June 26, 2024 include a $2.6 million distribution to franchisees related to a review of advertising costs.
(4)		As a percentage of franchise and license revenue.
(5)		As a percentage of total operating revenue.

DENNY’S CORPORATION
Statistical Data
(Unaudited)

	Denny's				Keke's
Changes in Same-Restaurant Sales (1)	Quarter Ended		Two Quarters Ended		Quarter Ended		Two Quarters Ended
(Increase (decrease) vs. prior year)	6/25/25	6/26/24	6/25/25	6/26/24	6/25/25	6/26/24	6/25/25	6/26/24
Company Restaurants	0.0%	(2.6%)	(0.4%)	(2.8%)	3.4%	(4.4%)	2.0%	(2.7%)
Domestic Franchise Restaurants	(1.4%)	(0.4%)	(2.3%)	(0.8%)	4.2%	(4.6%)	4.2%	(4.3%)
Domestic System-wide Restaurants	(1.3%)	(0.6%)	(2.2%)	(0.9%)	4.0%	(4.6%)	3.7%	(4.1%)

Average Unit Sales
($ in thousands)
Company Restaurants	$789	$774	$1,547	$1,517	$433	$447	$845	$902
Franchised Restaurants	$479	$473	$930	$930	$484	$457	$996	$929

(1)
Same-restaurant sales include sales at company restaurants and non-consolidated franchised and licensed restaurants that were open during the comparable periods noted. Total operating revenue is limited to company restaurant sales and royalties, advertising revenue, initial and other fees and occupancy revenue from non-consolidated franchised and licensed restaurants. Accordingly, domestic franchise same-restaurant sales and domestic system-wide same-restaurant sales should be considered as a supplement to, not a substitute for, the Company's results as reported under GAAP.

Restaurant Unit Activity	Denny's			Keke's
		Franchised			Franchised
	Company	& Licensed	Total	Company	& Licensed	Total
Ending Units March 26, 2025	61	1,430	1,491	21	45	66
Units Opened	—	3	3	4	4	8
Units Reacquired	1	(1)	—	—	—	—
Units Refranchised	—	—	—	(3)	3	—
Units Closed	—	(10)	(10)	—	—	—
Net Change	1	(8)	(7)	1	7	8
Ending Units June 25, 2025	62	1,422	1,484	22	52	74

Equivalent Units
Second Quarter 2025	61	1,426	1,487	23	48	71
Second Quarter 2024	64	1,485	1,549	11	51	62
Net Change	(3)	(59)	(62)	12	(3)	9

Ending Units December 25, 2024	61	1,438	1,499	14	55	69
Units Opened	—	9	9	6	5	11
Units Reacquired	1	(1)	—	5	(5)	—
Units Refranchised	—	—	—	(3)	3	—
Units Closed	—	(24)	(24)	—	(6)	(6)
Net Change	1	(16)	(15)	8	(3)	5
Ending Units June 25, 2025	62	1,422	1,484	22	52	74

Equivalent Units
Year-to-Date 2025	61	1,430	1,491	21	47	68
Year-to-Date 2024	64	1,493	1,557	10	50	60
Net Change	(3)	(63)	(66)	11	(3)	8